*CONFIDENTIAL TREATMENT REQUESTED AS INDICATED

Certain confidential portions of this Exhibit were omitted from the text as indicated by (the "Mark") "++". This Exhibit has been filed separately with the
Secretary of the Commission without the Mark pursuant to the Company's
Application for Confidential Treatment under Rule 24b-2 under the Securities
Exchange Act of 1934.

                                  EXHIBIT 10.1

                                MASTER AGREEMENT

This Agreement (the "Agreement") is entered as of September 1, 2004, by and between ADUROMED CORPORATION, a Delaware corporation with its principal place of business located at 153 Greenwood Avenue, Suite 11-13, Bethel, Connecticut 06801
("Aduromed") and ARAMARK MANAGEMENT SERVICES LIMITED PARTNERSHIP, a Delaware
limited partnership with its principal place of business located at 1101 Market
Street, Philadelphia, Pennsylvania 19107 ("ARAMARK"). Aduromed and ARAMARK will be referred to jointly as the "Parties" and separately as a "Party."

                                   BACKGROUND:

ARAMARK and its affiliates provide managed services to contract clients
(collectively, "ARAMARK Clients," and separately, an "ARAMARK Client"), including without limitation, procurement and supply chain management services related to various equipment, goods, and services. Aduromed is in the business of supplying certain of those equipment, goods, and services for commercial use, in connection with on-site medical waste processing and related services.
Aduromed agrees to supply certain equipment, goods, and services to ARAMARK, pursuant to the terms and conditions set forth below in this Agreement.

                                   AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing background statement
(incorporated herein by reference) and the mutual promises, terms and conditions set forth herein, Aduromed and ARAMARK have agreed as follows:

1.    SCOPE

1.1   PRODUCTS AND SERVICES. ARAMARK grants to Aduromed the opportunity to supply, on a preferred basis, upon request, the medical waste processing equipment and products described in Exhibit "A" (the "Products") and those related services described in Exhibit A (the "Services," with the Products and Services referred to collectively as the "Products and Services") to
      ARAMARK at the location(s) of those existing or potential ARAMARK
      Client(s) that are designated by ARAMARK or its affiliates, from time to time, as participating in the ARAMARK WasteStream QL Program (the
      "Participating ARAMARK Clients"), for such consideration as is described below in Sections 4-7 and Exhibit A. ARAMARK's "WasteStream QL Program"
      provides various operational components (some of which may include the
      Products and Services provided by Aduromed under this Agreement) to assist
      ARAMARK Clients with managing their waste needs. Aduromed's Services include providing the following items (in addition to those Services identified in Exhibit A):

      (A)   All pre-sale support services described in Exhibit "B" (entitled,
            "Aduromed Responsibilities" and incorporated by reference herein), which will be provided to ARAMARK at no cost;

                                        1

      (B)   All post-sale support services for Products described in Exhibit B, which will be provided to ARAMARK at no additional cost (as any cost associated with such post-sale support services have been included in Aduromed's pricing for the Products, as shown in Exhibit A);

      (C)   All preventive and corrective maintenance services described in
            Exhibit A (collectively, "Maintenance"), which will be provided to
            ARAMARK at the discounted price shown therein (the "Discounted
            Price"), subject to the Allowances set forth in Section 7 of this
            Agreement;

      (D)   Providing "Environmental Solutions," defined as methods (consisting of the Products and Services) that aid in the treatment or disposal of Waste (defined below in Section 1.2) in a socially responsible manner consistent with applicable "green" guidelines established, from time to time, by recognizable federal, state, or local governmental agencies or comparable organizations governing such activities, which will be provided to ARAMARK at no additional cost
            (as any cost associated with such post-sale support services have been included in Aduromed's pricing for the Products, as shown in
            Exhibit A);

      (E)   Assisting ARAMARK and each Participating ARAMARK Client as that
            Participating ARAMARK Client prepares or modifies its own infection control policies and procedures relating to Waste, in accordance with all applicable federal, state, and local laws, rules and regulations, and all applicable JCAHO and other accreditation requirements for each Participating ARAMARK Client;

      (F)   Providing recommendations for the best methods for handling and disposal of the ARAMARK Client's and Participating ARAMARK Client's
            Waste;

      (G)   Maintaining current and complete knowledge of all changes in federal, state, and local laws, rules, and regulations applicable with respect to all states in which any Participating ARAMARK Client maintains a facility that uses the Products and Services described in this Agreement, as to any aspect of the WasteStream QL Program provided to ARAMARK and to each Participating ARAMARK Client, and providing ARAMARK with prompt updates on same.

      Aduromed warrants and represents that the Products and Services described in this Section and Exhibits A and B comprise Aduromed's full line of medical waste processing equipment, goods, and services for commercial use, in connection with on-site medical waste processing and related services, as of the Commencement Date (defined below in Section 2.1). The
      Parties intend to include within the scope of Products and Services offered under this Agreement any changes or additions that Aduromed may make to its full line of medical waste processing equipment, products, and services, on and after the Commencement Date, which will be added through separate written amendment(s) to Exhibit A, on which the Parties will agree.

                                        2

1.2   "WASTE" DEFINED. Products and Services provided by Aduromed under this
      Agreement and each WasteStream QL Schedule (defined below in Section 1.4)
      will be limited to processing the following three (3) categories of waste
      (collectively, "Waste"):

      (A)   "MEDICAL WASTE," defined as sharps, infectious waste, non-reactive chemotherapy waste, Chemical Waste (as defined hereinafter).
            "Chemical Waste" includes any wastes derived from the use of chemical agents that does not exhibit any of the four
            characteristics of hazardous waste (ignitability, corrosivity, reactivity, or toxicity) or appear on special EPA lists;

      (B)   "SOLID WASTE," defined as general refuse, food wastes, and recyclable material;

      (C)   "CONFIDENTIAL WASTE," defined as Solid Waste that has been identified as confidential in nature by the Participating ARAMARK
            Client; and

      "Waste" does not include any waste streams other than those described above; without limiting the foregoing, the following waste streams are excluded from the scope of this Agreement and all WasteStream QL
      Schedules: pathological waste; anatomical waste; case treated metals;
      hazardous waste, radioactive waste, pesticides, PCBs, asbestos, used oil, universal waste, asbestos--OSHA Class I, II, III, and IV work, lead and mercury.

1.3   JOINT MARKETING PROCEDURES; ARAMARK'S RIGHT OF FIRST REFUSAL. Joint
      marketing procedures, through which the Parties will evaluate and participate together in business opportunities involving the Products and
      Services and the ARMARK WasteStream QL Program, are set forth in Exhibit
      "C." Aduromed will not knowingly solicit any ARAMARK Client or
      Participating ARAMARK Client without ARAMARK's participation, and will not provide any Products and Services for any ARAMARK Client or Participating
      ARAMARK Client until ARAMARK and Aduromed have executed a WasteStream QL
      Schedule for that particular ARAMARK Client or Participating ARAMARK
      Client.

1.4   WASTESTREAM QL SCHEDULES. Specifications for particular Products and
      Services that Aduromed will provide will be described in a separate
      "WasteStream QL Schedule" for each particular Participating ARAMARK
      Client, in the form attached as Exhibit "D," subject to the general terms and conditions described in this Agreement. This Agreement will control in the event of any conflict between its terms and those of any WasteStream
      QL Schedule, unless specified otherwise in the individual WasteStream QL
      Schedule.

      Each WasteStream QL Schedule, upon execution by ARAMARK and Aduromed, and upon ARAMARK's and the Participating ARAMARK Client's execution of a corresponding contract or amendment for the WasteStream QL Program, will be incorporated as part of this Agreement and attached as Group Exhibit
      "E" (with WasteStream QL Schedules for each successive Participating
      ARAMARK Client being identified therein as "Schedule #1," "Schedule #2,"
      "Schedule #3," and so on).

                                        3

      Aduromed hereby confirms that its President and its Executive Vice
      President, Business Development are each fully authorized to execute individual WasteStream QL Schedules (and amendments thereto) on behalf of
      Aduromed. ARAMARK hereby confirms that the President of its Healthcare
      Division is fully authorized to execute individual WasteStream QL
      Schedules (and amendments thereto) on behalf of ARAMARK.

1.5   CUSTOMER RESPONSIBILITIES AND STANDARD CONDITIONS OF SALE. All sales of
      Products and Services for Participating ARAMARK Clients will include the
      Participating ARAMARK Client's agreement to comply with Aduromed's standard Customer Responsibilities, and Aduromed hereby extends all warranties and representations described in Aduromed's Standard Conditions of Sale to both ARAMARK and each respective Participating ARAMARK Client that purchases the Products. Aduromed's "Customer Responsibilities" and
      "Standard Conditions of Sale," modified with the Parties' consent for purposes of this Agreement and offerings to ARAMARK Potential Locations hereunder, are attached as Exhibits "F" and "G," respectively. ARAMARK agrees to obtain Aduromed's prior consent before modifying any of the provisions shown in Exhibits F or G in negotiating ARAMARK's contracts for the Products and Services with any Participating ARAMARK Client.

1.6   DEGREE OF CARE. Aduromed will provide the Products and Services in connection with the WasteStream QL Program, under this Agreement and all
      WasteStream QL Schedules, with the same degree of care, prudence, diligence, and skill as would a reasonably prudent professional acting in like capacity within their areas of expertise, under similar circumstances, while being familiar with the terms of this Agreement.

      Without limiting the foregoing, Aduromed, in providing Products and
      Services under this Agreement and all WasteStream QL Schedules, will comply with all applicable federal, state and local laws, regulations, rules, and other legal requirements ("Laws"), including without limitation, the Federal Consumer Products and Services Safety Act, the
      Fair Labor Standards Act, the Hazardous Substance Act, the Occupational
      Safety and Health Act of 1970, as amended, all environmental Laws, and all applicable JCAHO standards. Aduromed will also comply with ARAMARK's safety standards, as set forth on Exhibit "H," which may be revised by
      ARAMARK, upon reasonable standards, from time to time, and which revisions will be effective upon receipt by Aduromed.

1.7   DOCUMENTATION AS TO PARTICIPATING ARAMARK CLIENTS. Aduromed will provide documentation detailing all Products and Services provided at all
      Participating ARAMARK Clients, upon reasonable request to an Aduromed officer or manager (or such other person as Aduromed may designate, from time to time) by ARAMARK or any Participating ARAMARK Client (including, but not limited to: preventive and corrective maintenance reports;
      corporate aging reports; and such other reports as ARAMARK or the
      Participating ARAMARK Client may reasonably request), with centralized remote backup by Aduromed for all data pertaining to the Products and
      Services, and the documentation described in this Section.

                                        4

1.8   ADUROMED'S COVENANTS, REPRESENTATIONS AND WARRANTIES. Aduromed makes the following covenants, representations and warranties, at all times during the Term of this Agreement, on which Aduromed acknowledges that ARAMARK will reasonably rely:

      (a)   Aduromed will act in accordance with all obligations imposed on
            Aduromed under this Agreement and each respective WasteStream QL
            Schedule on which the Parties agree; and with all applicable obligations for the Products and Services, in connection with the
            WasteStream QL Program, that are imposed on ARAMARK under ARAMARK's agreement with each such Participating ARAMARK Client (provided, that ARAMARK provides a copy or description of such additional obligations to Aduromed reasonably in advance of Aduromed's compliance with same);

      (b)   Aduromed has sufficient knowledge and professional expertise and experience to provide the Products and Services described in this
            Agreement and all WasteStream QL Schedules, including but not limited to knowledge of all current and applicable federal, state, and local laws, rules, and regulations, including but not limited to all environmental requirements (collectively, "Laws") in all states in which Participating ARAMARK Clients are located, and all current and applicable JCAHO and other accreditation requirements
            (collectively, "Accreditation Requirements");

      (c)   Aduromed (and its individual employees) has and will maintain, at all times during the Term of this Agreement, all licenses, certifications, and other qualifications necessary for Aduromed to provide the Products and Services in connection with the WasteStream
            QL Program, as described in this Agreement and all WasteStream QL
            Schedules;

      (d)   Aduromed will maintain a sufficient availability of staff and third party capabilities, with appropriate education, qualifications, and expertise, to respond to ARAMARK's ongoing demand for Aduromed to provide all Services (as defined in Section 1.1 and Exhibits A and
            B) to ARAMARK and the Participating ARAMARK Clients, in connection with the WasteStream QL Program;

      (e)   Aduromed, in providing all aspects of the Products and Services to
            ARAMARK and to all Participating ARAMARK Clients, will advise
            ARAMARK, in a timely fashion, of changes in all Laws in all states in which Participating ARAMARK Clients are located, as well as all applicable Accreditation Requirements, as they relate to operational aspects of the Products and Services and the WasteStream QL Program;

      (f)   Aduromed will not remove, and will not be obligated to remove, any waste (including but not limited to Waste) from the premises of any
            Participating ARAMARK Client, either directly or by contract or other arrangement with any third party; and

                                        5

      (g)   Aduromed, in providing all aspects of all Products and Services in connection with the WasteStream QL Program to ARAMARK and to all
            Participating ARAMARK Clients, will comply with all applicable Laws in all states in which Participating ARAMARK Clients are located, as well as all applicable Accreditation Requirements.

      (h)   Aduromed warrants that all Products provided hereunder:

            (i)   will be produced in compliance with all applicable Laws;

            (ii)  will be labeled properly, pursuant to all applicable Laws;

            (iii) will be in good and merchantable condition;

            (iv)  will be fit for the purposes of that Product's use in connection with the WasteStream QL Program and any purposes in connection with its installation or use under the applicable
                  WasteStream QL Schedule;

            (v)   will be fit for the purpose for which the products (including but not limited to the Products) are sold or otherwise
                  provided; and

            (vi)  will not infringe, dilute, or misappropriate, or cause any services ARAMARK or Aduromed provides in connection with that product to infringe, dilute, or misappropriate, upon any
                  trademark, trade dress, patent, copyright or other
                  intellectual property rights of any third party.

1.9   NO MINIMUM QUANTITIES OR EXCLUSIVE. This Agreement does not constitute a commitment by ARAMARK or its affiliates to purchase any minimum quantity of Products and Services or to make purchases from Aduromed to the exclusion of any other supplier, except to the limited extent of the exclusive relationship described in Exhibit C (after certain conditions, described therein, have been met).

1.10  LIMITATION OF LIABILITY. Aduromed and ARAMARK each will have no liability to each other for indirect, special, incidental, or consequential damages, loss of profits, loss of use or data or interruption of business, whether such alleged damages are alleged in tort, contract, indemnity, or otherwise; provided, however: (a) that the foregoing will apply only to the extent that ARAMARK, in its own separate agreement with that respective ARAMARK Client or Participating ARAMARK Client, has received an express limitation of ARAMARK's liability for such damages; and (b) that
      ARAMARK and Aduromed understand and agree that this Section, as between
      ARAMARK and Aduromed, will control in the event of any conflict with any other provision (including but not limited to any different or contrary provision in the WasteStream QL exhibit with any ARAMARK Client and
      Aduromed's Standard Conditions of Sale [as set forth in Attachment
      WSQL-1A] or any other limitations of Aduromed's liability).

1.11  THIRD PARTY SOFTWARE. All third party software used by Aduromed will have its own warranties and licenses. Aduromed assumes responsibility that
      Aduromed will not violate third party agreements in providing Products and
      Services under this Agreement and any WasteStream QL Schedules. Aduromed warrants that the Products and Services, and any related work product, as delivered by Aduromed, will not infringe on any third parties' rights for the protection of any trade secret, proprietary, or copyrighted information.

                                        6

1.12  ABSENCE OF CONTRACTUAL BARRIERS. Aduromed represents and warrants that neither Aduromed nor any of the staff that Aduromed may provide to render services for ARAMARK under this Agreement or any WasteStream QL
      Schedule(s) is restricted in any way from performing any of the work that
      Aduromed or he/she may provide in the performance of Aduromed's duties described in this Agreement or any WasteStream QL Schedule(s), by reason of any other contracts, agreements, or other restrictions that Aduromed or such staff may have with any third parties.

1.13  INDEPENDENT CONTRACTOR; NO AGENCY RELATIONSHIP. The Parties' sole relationship with ARAMARK under this Agreement is that of an independent contractor. Aduromed and ARAMARK are not partners, joint venturers, or co-employers, nor will they be so deemed. Nothing in this Agreement or any
      WasteStream QL Schedule will constitute or will be deemed to constitute any agency relationship between ARAMARK and Aduromed.

1.14  COVENANTS CONCERNING THE PARTIES' EMPLOYEES. ARAMARK and Aduromed each agrees that at no time during the Term of this Agreement and for a period of one (1) year immediately following the termination of this Agreement will either Party solicit, directly or indirectly, any employees of the other Party for the purpose of employing, hiring or otherwise interfering with their contractual relationships with such other Party, without the prior written approval of such other Party; nor will either Party directly or indirectly, for itself or in behalf of or in connection with any other person, firm, partnership, corporation, association or facility, solicit, hire, employ or take away any such employees or agents from the other
      Party. Each Party agrees that if it violates the conditions set forth in this Section, then the offending Party will pay to the offended Party, and the offended Party will accept, as liquidated damages and not as a penalty for such breach, an amount equal to three (3) times the annual salary of the particular employee(s) hired by the offending Party in violation of this Section.

1.15  WASTESTREAM QL OFFERINGS WITHOUT ADUROMED EQUIPMENT. Aduromed acknowledges that this Agreement does not pertain to any of ARAMARK's WasteStream QL offerings that do not involve the use of products and services that are not similar to Aduromed's Products and Services.

2.    TERM

2.1   TERM. The term of this Agreement ("Term") will begin as of September 1,
      2004 (the "Commencement Date"), and will remain in effect for the later of ten (10) years or so long as any WasteStream QL Schedule is in effect, subject to earlier termination as provided below in this Agreement. The
      Term may be extended thereafter, by separate amendment(s) to this
      Agreement.

2.2.  CONTRACT YEAR. A "Contract Year," for purposes of this Agreement, is each consecutive 12-month period beginning on the Commencement Date, during the
      Term of this Agreement.

                                        7

2.3   TERM FOR INDIVIDUAL WASTESTREAM QL SCHEDULES. The commencement date and expiration date for each individual WasteStream QL Schedule will be as described in that respective WasteStream QL Schedule under the Section entitled, "Term and Termination."

3.    CONFIDENTIALITY, PROPRIETARY, AND INTELLECTUAL PROPERTY RIGHTS

3.1   CONFIDENTIALITY. The Parties acknowledge and affirm the terms of the attached Confidentiality Agreement that they executed before the
      Commencement Date of this Agreement (incorporated herein as Exhibit "I"), and hereby agree that such terms will remain in full force and effect during the Term of this Agreement and for two (2) years thereafter.
      Aduromed agrees to provide ARAMARK with similar confidentiality agreements executed by each staff member of Aduromed, before he or she begins any work for ARAMARK under this Agreement.

3.2   PROPRIETARY MATERIALS. Each Party agrees that each Party and its staff will keep confidential, and will not disclose to any third parties, this
      Agreement and all WasteStream QL Schedules (except to allow disclosure of a particular WasteStream QL Schedule to that respective Participating
      ARAMARK Client), all policies, procedures, systems (including but not limited to the WasteSteam QL Program), financial information, customer lists and customer information, profit margins, allowances (including
      Allowances) and discounts, formulae, marketing strategy, trade secrets, pricing information, purchasing information, and other materials of a proprietary or confidential nature, that were or will be developed either jointly by both Parties, their parents or affiliates, or individually by the other Party, its parent or affiliates. Upon request, each Party will return to the other Party all proprietary materials of that other Party, and all descriptions thereof, in whatever media.

      Further, except in connection with the Products and Services and the
      WasteStream QL Program described in this Agreement and its Exhibits and the WasteStream QL Schedules, each Party agrees, that in dealing with third parties, not to use any materials or other items that bear the other
      Party's name, insignia, or patent or copyright notice without such other
      Party's prior written authorization as to each such use; and each Party agrees not to use any materials or other items that bear the co-branded name, insignia, or patent or copyright notice created by both Parties without such other Party's prior written authorization as to each such use.

3.4   TITLE, COPYRIGHT, AND WORK PRODUCT. ARAMARK is and will remain the exclusive owner of all rights, titles, and interests in all copyrights and other intellectual property interests in the work product created by
      ARAMARK and/or Aduromed with respect to all financial data and the financial model for the WasteStream QL Program (both generally and as applied to any and all individual ARAMARK Clients and Participating
      ARAMARK Clients) and ARAMARK's own financial information, and all applications, programs, reports, data, developments, modifications, enhancements, and improvements thereof, including any contributions by
      Aduromed, together with all source codes and object codes thereon, and all copies thereof, in whatever media.

                                        8

      Aduromed is and will remain the exclusive owner of all rights, titles, and interests in all copyrights and other intellectual property interests in the work product created by Aduromed with respect to the Products described in Exhibit A and Aduromed's own financial information, and all applications applications, programs, reports, data, developments, modifications, enhancements, and improvements thereof, including any contributions by Aduromed, together with all source codes and object codes thereon, and all copies thereof, in whatever media.

4.    COMPENSATION

4.1   GENERALLY. During the Term of this Agreement, Aduromed will supply the
      Products and Services to ARAMARK and its affiliates for use by and for the
      Participating ARAMARK Clients, at the Discounted Price shown in Section II of Exhibit A, FOB to the Participating ARAMARK Client's docks. Actual shipping charges and applicable taxes, if any, will be prepaid by Aduromed and added to the invoice.

4.2   ANNUAL ADJUSTMENT FOR CONSUMABLES AND MAINTENANCE. Aduromed may revise prices shown in Section II of Exhibit A for those portions of the Products and Services that are identified as Consumable Supplies and Maintenance, once per Contract Year, not to exceed the corresponding "Annual Adjustment
      Cap" shown in Exhibit A; provided, that Aduromed gives ARAMARK and the on-site ARAMARK Manager at each Participating ARAMARK Client prior written notice of any such revisions no later than May 1st of any given Contract
      Year, with an effective date of any price increase no earlier than
      September 1st of the following Contract Year.

4.3   COMPETITIVE PRICING AND ALLOWANCES. Aduromed warrants that during the Term of this Agreement, all Pricing and Allowances (defined below in Section
      4.4) offered in connection with the Products and Services, in the aggregate, will be at least as favorable to ARAMARK and its affiliates as the allowances and pricing offered by Aduromed to any third party purchasing products and services of a quality and quantity similar to the
      Products and Services purchased by ARAMARK and its affiliates under this
      Agreement.

      Aduromed will notify ARAMARK as far in advance as practicable of any national or regional marketing promotions related to any Products and
      Services, which will be made available to ARAMARK.

      Aduromed will notify ARAMARK on a quarterly basis of all pricing and allowances offered by Aduromed to any third party purchasing products and services of a quality and quantity similar to the Products and Services purchased by ARAMARK and its affiliates under this Agreement. Aduromed will provide ARAMARK's auditors (while withholding the third parties'
      identities) with access to those books and records of Aduromed as are necessary or appropriate to verify Aduromed's compliance with this
      Section.

4.4   "PRICING" AND "ALLOWANCES" DEFINED. For purposes of this Section:

                                        9

      (a)   "Pricing" means the prices billed by Aduromed to ARAMARK under this
            Agreement; and

      (b)   "Allowances" means all rebates, discounts, allowances, incentives and other payments or other compensation offered by Aduromed to purchasers, which, as applied to ARAMARK and its affiliates, includes those Allowances described below in Section 7.

4.5   PRICING FOR PRODUCTS OR SERVICES OUTSIDE THE CONTINENTAL UNITED STATES.
      Pricing for Products or Services that will be installed or delivered to locations outside the continental United States will be determined by the
      Parties' agreement and set forth in a separate amendment to this
      Agreement.

5.    ORDER AND DELIVERY

5.1   EQUIPMENT ORDERS. All Equipment orders must be placed by ARAMARK Supply
      Chain Management with a hard copy purchase order. "Equipment" means all
      Products other than Consumable Supplies.

5.2   ORDERS OF PRODUCTS OTHER THAN EQUIPMENT. For those on-site ARAMARK
      Managers (and those of its affiliates) at each Participating ARAMARK
      Client that order direct from Aduromed, Aduromed will supply the Products and Services to ARAMARK and its affiliates at the Participating ARAMARK
      Clients' locations, at the Discounted Prices set forth on Exhibit A, subject to annual adjustment to the extent allowed under Section 4.2 and
      Exhibit A. Participating ARAMARK Clients may place orders for Products
      (other than Equipment) or Services in writing, or by telephone; and if an order is placed by telephone, Aduromed will issue written confirmation of such order immediately to that ARAMARK manager with a copy to ARAMARK's
      Director Supply Chain Management (at the email address or fax number shown in Exhibit H).

5.3   DELIVERY. Aduromed will ship all Products ordered F.O.B. the respective
      Participating ARAMARK Client, or such other destination as ARAMARK, its affiliate, or the on-site ARAMARK Manager at that Participating ARAMARK
      Client may designate. Delivery for Products and Services will be by standard ground carrier. Equipment will be delivered on or before the delivery date specified in the corresponding WasteStream QL Schedule.
      Products other than Equipment will be delivered within two (2) weeks after
      Aduromed's receipt of the order. ARAMARK and its affiliates reserve the right to count and inspect all Products delivered within a reasonable time after delivery, and to return or reject for full cash refund or credit, at
      ARAMARK's option, any Products that ARAMARK, its affiliates, or the on-site ARAMARK Manager at any Participating ARAMARK Client reasonably deems to be not in accordance with its specifications. No payment by
      ARAMARK, its affiliates, or the on-site ARAMARK Manager at any
      Participating ARAMARK Client will be, or will be deemed to be, a waiver of
      ARAMARK's or its affiliates' right to reject Products, or as acceptance of any Products.

6.    PAYMENT TERMS

                                       10

6.1   INVOICES. Aduromed will include one hard copy invoice per order. Invoices will be sent to ARAMARK (at the address shown below in Section 10.5) for all orders placed by ARAMARK Supply Chain Management personnel; and will be sent to ARAMARK and directed to the attention of the on-site ARAMARK
      Manager at the Participating ARAMARK Client for all orders placed by the on-site ARAMARK Manager at that respective Participating ARAMARK Client, with a copy to ARAMARK's Director Supply Chain Management (at the email address or fax number shown in Exhibit H).

6.2   PAYMENT. ARAMARK will pay Aduromed's invoices within 45 days after the invoice date, for all items other than Equipment. ARAMARK will pay
      Aduromed's invoices for Equipment, as follows: 25% will be paid upon both
      Parties' execution of the WasteStream QL Schedule, 50% will be paid upon
      Aduromed's delivery of the Equipment; and the remaining 25% will be paid on the Effective Date of the WasteStream QL Program for that particular
      Participating ARAMARK Client, provided that on or before such Effective
      Date the Equipment will have been fully tested by Aduromed after its installation and that the Equipment will have passed all tests and will be in fully operational condition before the final payment will become due.
      If ARAMARK disputes an invoice, in good faith, then ARAMARK may withhold payment of such invoice, and ARAMARK and Aduromed will use their good faith best efforts to resolve the dispute as promptly as possible.

7.    ALLOWANCES

      Aduromed will pay the following Allowances to ARAMARK during the Term of this Agreement:

*7.1  VOLUME ALLOWANCE. Aduromed will pay to ARAMARK a volume Allowance (the
      "Volume Allowance") at the following rates, multiplied by total purchases of the applicable Products and Services during each respective quarter:

                                                     VOLUME ALLOWANCE RATE

            PRODUCTS AND SERVICES                       (% OF PURCHASES
                                                   OF PRODUCTS AND SERVICES)
      --------------------------------------------------------------------------
      Equipment                                               ++
      Consumable Supplies (incl. Parts)                       ++
      Maintenance                                             ++

*7.2  GROWTH ALLOWANCE. Additionally, if ARAMARK's total purchases during any single Contract Year (defined above in Section 2.2) of all Products
      (including all Equipment and all Consumable Supplies) and all Maintenance
      fall within the ranges shown in the first column below, then Aduromed will pay to ARAMARK a growth Allowance (the "Growth Allowance") at corresponding rate shown in the second column below (the "Growth Allowance
      Rate"). The Growth Allowance for that Contract Year will be calculated by multiplying the applicable Growth Allowance Rate times ARAMARK's total purchases of all Consumable Supplies (excluding Equipment) and all
      Maintenance

* Confidential Treatment Requested

                                       11

      made by ARAMARK and its Participating ARAMARK Clients during that Contract
      Year.

               TOTAL PURCHASES                     GROWTH ALLOWANCE RATE

               OF ALL PRODUCTS              MULTIPLIED BY TOTAL PURCHASES OF ALL
         (EQUIPMENT AND CONSUMABLES)                    CONSUMABLES
             AND ALL MAINTENANCE                   (EXCLUDING EQUIPMENT)
                                                            AND
       (ANNUAL SALES PER CONTRACT YEAR)               ALL MAINTENANCE
      --------------------------------------------------------------------------
                     ++                                      ++
                     ++                                      ++
                     ++                                      ++
                     ++                                      ++
                     ++                                      ++
                     ++                                      ++
                     ++                                      ++

      For purposes of this Section, figures pertaining to purchases made by
      `ARAMARK' will include ARAMARK and all ARAMARK components, affiliates, on-site ARAMARK Managers and those of ARAMARK's affiliates, and all
      Participating ARAMARK Clients.

7.3   CATCH-ALL ALLOWANCE. Additionally, for those products of Aduromed that are substantially similar to the Products and Services but do not fall within the technical definition of the term "Products and Services" (whether because such products or services are introduced after the Commencement
      Date of this Agreement, or otherwise) ("Catch-All Items"), Aduromed will pay a volume Allowance (the "Catch-All Allowance") at The Catch-All
      Allowance rate for each such product will be equal to the Volume Allowance rate earned and paid on the most similar Products or Services. Purchases of such Catch-All Items will also be counted toward the Volume Allowance and Growth Allowance.

7.4   REPORTING OF ALLOWANCES. Within thirty (30) days after the end of each month, Aduromed will provide to ARAMARK a report of all purchases of
      Products and Services made by ARAMARK, its affiliates, all on-site ARMARK
      Managers and those of ARAMARK's affiliates, and all Participating ARAMARK
      Clients, from Aduromed (each, an "Aduromed Purchasing Report"). Each
      Aduromed Purchasing Report will include the following information (and such additional information which ARAMARK may reasonably request, from time to time) for that reporting month, along with quarter-to-date and year-to-date figures: identification of Products and Services sold by product/model number, description, quantity, unit cost, total cost, name of the Participating ARAMARK Client, shipping address, and order date;
      together with all Allowances earned during that month and for that
      Contract Year to date.

                                       12

*Confidential Treatment Requested

      Aduromed Purchasing Reports will be used to calculate Allowances earned.
      On reasonable notice, Aduromed will grant ARAMARK reasonable access to such of Aduromed's records as may be necessary to verify Products and
      Services purchased.

7.5   PAYMENT OF ALLOWANCES. Within 45 days after the end of each quarter,
      Aduromed will pay to ARAMARK the Volume Allowance and Catch-All Allowance
      earned by ARAMARK for all Aduromed Volume Reports for that respective quarter. Within 60 days after the end of each Contract Year, Aduromed will pay to ARAMARK the Growth Allowance for all Aduromed Volume Reports for
      that respective Contract Year. All amounts which are not paid when due to
      ARAMARK under this Agreement will bear interest at the rate of 1% per month until paid in full.

      All Allowance payments will be made by check payable to ARAMARK but, at
      ARAMARK's direction herein, will be made payable to ARAMARK's affiliate,
      ARAMARK Food and Support Services Group, Inc., at the following address:

            ARAMARK FOOD AND SUPPORT SERVICES GROUP, INC.
            22nd floor
            1101 Market Street
            Philadelphia, Pennsylvania   19107
            Attn:   Vice President, Finance and Allied Procurement

8.    INSURANCE AND INDEMNITY

8.1   INSURANCE COVERAGE REQUIREMENTS. During the Term of this Agreement,
      Aduromed, at its own expense, will carry Comprehensive General Liability insurance (including, without limitation, coverage for the following:
      Products Liability, Completed Operations, Acts of Independent Contractors
      and Blanket Contractual Liability coverage) with a combined single limit of not less than $5,000,000 per occurrence, which may be met through a combination of primary and excess policies, for death, bodily injury, personal injury, property damage and advertising injury, written by a financially responsible insurance company with an A.M. Best Rating of at least A-X. The Products Liability aspect of the Comprehensive General
      Liability coverage will contain a Broad Form Vendor's Endorsement naming
      ARAMARK and its affiliates as additional insureds. Additionally, Aduromed will carry Automobile Liability insurance covering all owned, non-owned, and hired vehicles, with a combined single limit of not less than
      $1,000,000 per occurrence for death, bodily injury, personal injury, and property damage. Aduromed shall also carry Workers Compensation insurance with statutory limits, and Employer's Liability insurance with limits of
      $1,000,000. All liability insurance policies will contain a severability of interest or separation of insureds provision and will name ARAMARK and its affiliates, and ARAMARK Clients, and their respective officers, directors, employees and agents as Additional Insureds, and will stipulate that the insurance afforded Additional Insureds under Aduromed's policies will be primary insurance and that no other insurance carried by the
      Additional Insureds will be called upon to

                                       13

      contribute to a loss covered under Aduromed's policies. All premiums, deductibles and self-insured retentions are the responsibility of the
      Aduromed.

      If any required insurance is written on a claims-made basis, then Aduromed will maintain the policies without endangering any aggregate limits. If coverage under any such policies are cancelled, then Aduromed will purchase extended discovery/reporting coverage to cover injuries and claims arising out of all Products and Services provided hereunder, for at least five years after expiration or any termination of this Agreement.

      All polices will provide for 30 days' prior written notice to ARAMARK of any pending material change or cancellation.

      A Certificate of Insurance for such coverage will be delivered to ARAMARK within 10 days after the Commencement Date of this Agreement, and Aduromed will provide renewal or replacement certificates within 30 days prior to expiration.

      Aduromed will cause all its agents and contractors used in connection with this Agreement to provide the same terms, conditions, kinds, and amounts of insurance as specified herein. Aduromed will obtain Certificates of
      Insurance evidencing such coverage, and will provide them to ARAMARK.
      Failure to carry the specified insurance coverage will not relieve
      Aduromed of responsibility for losses arising hereunder.

      The insurance requirements contained herein are subject to periodic review by ARAMARK based on the scope of Products and Services provided by
      Aduromed. ARAMARK may request modifications to this Section, provided that such modifications are commensurate with exposure and that such coverage is available in the market at a commercially reasonable cost.

8.2   INDEMNITY. Each Party ("Indemnitor") will indemnify and hold the other
      Party ("Indemnitee") harmless from any third party claim, allegation, lawsuit, loss, liability, damage, settlement or judgment (including reasonable attorneys' fees and court costs) imposed against Indemnitee, its directors, officers, partners, and employees, arising out of or in connection with the negligent acts or omissions of Indemnitor, its employees or agents, in carrying out Indemnitor's duties under this
      Agreement and all applicable WasteStream QL Schedules; provided, that this
      Section will not apply if the occurrence for which Indemnitee seeks indemnification was proximately caused by Indemnitee's sole negligence, and that this Section will not operate to waive either Party's rights under any worker's compensation act, disability benefits act, or other employee benefits acts, whether in tort, contract, or otherwise.

      Additionally, Aduromed (with counsel of Aduromed's choice that is reasonably acceptable to ARAMARK) agrees to indemnify and hold ARAMARK harmless from any third party liability (including reasonable attorneys'
      fees and court costs) imposed against ARAMARK, its directors, officers, partners, and employees, by reason of any third party claim, allegation, lawsuit, loss, liability, damage, settlement or judgment (including reasonable attorneys' fees and court costs) imposed against ARAMARK, its directors,

                                       14

      officers, partners, and employees, by reason of any claim or allegation that such loss or injury was caused, in whole or in part, arising out of or in connection with: (1) a breach by Aduromed, its employees, contractors, or agents, of this Agreement or any WasteStream QL Schedule;
      (2) a defect in any Product supplied under this Agreement or any
      WasteStream QL Schedule; or (3) the design, manufacture, preparation, or packaging of a Product supplied under this Agreement or any WasteStream QL
      Schedule.

      Each Party agrees to provide the other Party with prompt written notice of all losses or claims for which it will seek indemnity under this
      Agreement. Each Party agrees to cooperate fully with the other Party in the investigation, defense and settlement of all such losses and claims.

9.    TERMINATION

9.1   TERMINATION FOR MATERIAL BREACH; CURE PERIOD. Either Party has the right to terminate any WasteStream QL Schedule at any time, upon thirty (30)
      days' written notice to the other Party, if the other Party materially breaches any of its obligations set forth in this Agreement or that particular WasteStream QL Schedule, and does not cure such material breach within thirty (30) days after transmission of the notice of material breach (the "Cure Period"). Additionally, ARAMARK has the right to terminate this Agreement upon ten (10) days' prior written notice, upon occurrence of any of the following events of default: (a) Aduromed's breach of any representations and warranties contained in this Agreement or any WasteStream QL Schedule; (b) Aduromed's failure to provide and/or maintain the insurance required under this Agreement; (c) or Aduromed's uncured breach of any other material provision of this Agreement.

9.2   AUTOMATIC TERMINATION OF A WASTESTREAM QL SCHEDULE UPON TERMINATION OR
      EXPIRATION OF THE ARAMARK-CLIENT AGREEMENT. Notwithstanding any other provision in this Agreement or any WasteStream QL Schedule, each
      WasteStream QL Schedule will terminate automatically upon termination or expiration of ARAMARK's own contract with that respective Participating
      ARAMARK Client (the "ARAMARK-Client Agreement") or that portion of the
      ARAMARK-Client Agreement through which ARAMARK provides the WasteStream QL
      Program, or if that particular Participating ARAMARK Client requests termination of Aduromed or the Products or Services that Aduromed provides under that WasteStream QL Schedule.

9.3   EFFECT OF TERMINATION. Termination of this Agreement will terminate all
      WasteStream QL Schedules contemporaneously. Termination of any WasteStream
      QL Schedule will not terminate this Agreement or any other WasteStream QL
      Schedules then in effect. Aduromed will not provide any new or additional
      Products or Services under a particular WasteStream QL Schedule upon receipt of a notice of termination for that WasteStream QL Schedule, and
      Aduromed will not provide any new or additional Products or Services under any WasteStream QL Schedules upon receipt of a notice of termination for this Agreement, except to the extent that Parties may have agreed in writing in advance of its performance.

                                       15

9.4   PAYMENT OF ALLOWANCES UPON EXPIRATION OR TERMINATION. Upon expiration or termination of this Agreement, Aduromed will pay to ARAMARK, upon demand, all Allowances earned but not paid to ARAMARK, up to and including the termination date (the "Final Aduromed Payment"). Additionally, to the extent ARAMARK purchases Products and/or Services from Aduromed within 120 days after the expiration or termination of this Agreement, Aduromed will pay to ARAMARK all Allowances earned on such purchases at the Allowance rates set forth herein (with any annual-based Allowances pro-rated for 120 days). The preceding sentence is intended to cover a reasonable quantity of Product and/or Services inventory laid-in to ARAMARK's designated distributors' inventory, and if Aduromed delivers direct, at Aduromed's distribution points, as of expiration or termination of this Agreement.
      ARAMARK's receipt of the Final Aduromed Payment will not limit any rights and remedies available at law or in equity to ARAMARK, if this Agreement is terminated by ARAMARK for Aduromed's material breach.

10.   GENERAL PROVISIONS

10.1  MEDICARE/MEDICAID RECORDS INSPECTION. If any ARAMARK Client at any
      Participating ARAMARK Client location is entitled to Medicaid or Medicare reimbursement for its payments to ARAMARK, then Aduromed will comply with records inspection regulations established by the Secretary of Health and
      Human Services, by making available for inspection by the Secretary of
      Health and Human Services or the Comptroller General of the United States
      (or their authorized representatives) copies of this Agreement and the corresponding WasteStream QL Schedule (including their amendments) and
      Aduromed's supporting books, documents, and records to the extent necessary to verify payments thereunder by ARAMARK and that Participating
      ARAMARK Client, for a period of five (5) years before the date of such inspection (up to and including five [5] years after expiration or termination of the respective WasteStream QL Schedule).

10.2  ENTERTAINMENT/GRATUITIES. To retain its authorization to do business with
      ARAMARK, Aduromed must comply with ARAMARK's Business Conduct Policy (the
      "BCP"), as amended from time to time; and Aduromed hereby acknowledges its receipt of the BCP before the Commencement Date of this Agreement.

10.3  AMENDMENTS. Any amendment to or modification of this Agreement and/or any
      WasteStream QL Schedule must be made in writing, reviewed and approved by
      ARAMARK's Supply Chain Management Department, and then signed by the same level of authority as originally signed by both Parties.

10.4  ASSIGNMENTS. Neither Party can assign any of its rights or duties under this Agreement or any WasteStream QL Schedule without the prior written consent of the other Party; except that either Party, upon written notice, will be permitted to assign any or all of its rights to receive payment under this Agreement. Aduromed will not provide or permit the supply to
      ARAMARK of any materials associated with the Products and Services that bear a brand owned by a third party, without ARAMARK's prior written consent, which will not be withheld unreasonably.

                                       16

10.5  NOTICE. All notices that are referred to or required under this Agreement must be in writing and sent via certified mail, return receipt requested, or via express carrier, or via facsimile to the numbers shown below
      (accompanied by simultaneous sending via First Class US Mail) to the respective Parties at the following addresses (or such other current addresses of which the Parties have given proper notice):

      Notice to Aduromed:

            ADUROMED CORPORATION
            153 Greenwood Avenue, Suite 11-13
            Bethel, Connecticut   06801
            Attn:    President
            Facsimile:   (203) 798-0147

      With a copy to:

            ADUROMED CORPORATION
            153 Greenwood Avenue, Suite 11-13
            Bethel, Connecticut   06801
            Attn:    Vice President, Business Development
            Facsimile:   (203) 798-0147

      Notice to ARAMARK:

            ARAMARK MANAGEMENT SERVICES LIMITED PARTNERSHIP
            2300 Warrenville Road
            Downers Grove, Illinois   60515-1700
            Attn:    President, Healthcare Division
            Facsimile:    (630) 271-5955

      With a copy to:

            ARAMARK MANAGEMENT SERVICES LIMITED PARTNERSHIP
            2300 Warrenville Road
            Downers Grove, Illinois   60515-1700
            Attn:    Senior Director, Supply Chain Management
            Facsimile:    (630) 271-5749

      Notices given hereunder will be deemed to be effective as of the fifth business day after mailing, or the third business day after delivery via facsimile, or the date of delivery via mail that is reflected on the return receipt, whichever occurs first.

10.6  ATTORNEYS' FEES. If either Party brings suit to enforce any provision of this Agreement or any WasteStream QL Schedule, the prevailing Party will be entitled to recover all

                                       17

      reasonable costs incurred in connection with such suit, including court costs and reasonable attorneys' fees, in addition to any other relief or damages granted.

10.7  GOVERNING LAW. This Agreement has been entered into, and will be construed and enforced, in accordance with the laws of the State of Pennsylvania, without giving effect to any choice or conflict of law rules. Any litigation, or arbitration or other dispute resolution proceeding under this Agreement or any WasteStream QL Schedule will be commenced and maintained in the U.S. District Court, Eastern District of Pennsylvania,
      sitting in Philadelphia, Pennsylvania, or if subject matter jurisdiction is lacking, in the Court of Common Pleas, Philadelphia County,
      Philadelphia, Pennsylvania. The parties waive any objection to such venue, and agree that such venue is convenient. All Parties hereby submit voluntarily to personal jurisdiction in the State Court located in
      Philadelphia, Pennsylvania, as the exclusive forum and venue for all any disputes or legal actions that may arise under this Agreement and/or any
      WasteStream QL Schedule(s). Notwithstanding the foregoing, the Parties also agree to submit hereby to jurisdiction, venue, and controlling laws set forth in any ARAMARK Client Agreement with respect to any
      Participating ARAMARK Client on which ARAMARK and Aduromed may have any disputes under this Agreement or the corresponding WasteStream QL
      Schedule.

10.8  SEVERABILITY. If any court holds that any part, term, or provision of this
      Agreement or any WasteStream QL Schedule is unenforceable, then, to the fullest extent permitted by law, the validity of the remaining portions or provisions will not be affected, and the rights and obligations of the
      Parties will be construed and enforced as if this Agreement or WasteStream
      QL Schedule did not contain that particular part, term, or provision.

10.9  WAIVER. Failure by either Party to demand strict performance and compliance with any part of this Agreement or any WasteStream QL Schedule will not be deemed to be a waiver of any of its rights under this
      Agreement or any WasteStream QL Schedule or by operation of law. Waiver by either Party of any breach of any portion of this Agreement or any
      WasteStream QL Schedule will not operate or be construed as a waiver of any subsequent breach of this Agreement or any WasteStream QL Schedule.

10.10 SURVIVAL. The sections of this Agreement entitled Aduromed's
      Representations and Warranties; Limitation of Liability; Third Party
      Software; Covenants Concerning the Parties' Employees; Confidentiality;
      Proprietary Materials; Title, Property, and Work Product; Allowances;
      Insurance and Indemnity; Payment of Allowances upon Expiration or
      Termination; Medicare/Medicaid Records Inspection; Attorneys' Fees; and
      Governing Law will survive the Term and termination of this Agreement.

10.11 CAPTIONS. The captions that appear in this Agreement and the WasteStream
      QL Schedule(s) have been inserted for the purpose of convenience and ready reference. They are not intended, and will not be deemed, to have any substantive meaning or to define, limit, or extend the scope or intent of any provisions of this Agreement or any WasteStream QL Schedule(s).

                                       18

10.12 ENTIRE AGREEMENT. This Agreement and the WasteStream QL Schedule(s) have been negotiated fully and equally, at arm's length, by both Parties, and will not be construed as having been drafted by any single Party. This fully executed Agreement, when read together with all fully executed
      WasteStream QL Schedule(s), contains the Parties' entire understanding and agreement with respect to the subject matter hereof, and supersedes all previous agreements, oral and written.

IN WITNESS WHEREOF, the Parties have executed this Agreement, as of the date written first above.

ARAMARK MANAGEMENT SERVICES               ADUROMED CORPORATION
LIMITED PARTNERSHIP
HEALTHCARE DIVISION
By its General Partner,
ARAMARK SMMS LLC

* ++                                       /s/ Damien R. Tanaka
  ---------------------------------        -------------------------------------
  ++                                       Damien R. Tanaka
  ++                                       President and Chief Executive Officer

* Confidential Treatment Requested

                                       19

                              PRODUCTS AND SERVICES

                                    EXHIBIT A

      I.    * PRICES AND ANNUAL ADJUSTMENT CAPS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                            ANNUAL ADJUSTMENT CAP
              DESCRIPTION                            DISCOUNTED PRICE                       AFTER CONTRACT YEAR 1
--------------------------------------------------------------------------------------------------------------------------------
                                                            PRODUCTS
                                                EQUIPMENT AND CONSUMABLE SUPPLIES
                          (PRICES INCLUDE SERVICES OTHER THAN MAINTENANCE, PRICED SEPARATELY BELOW.)
--------------------------------------------------------------------------------------------------------------------------------

EQUIPMENT                                ++ off Aduromed's Retail List Price       Equipment prices will remain firm as
                                         (shown as "Discounted Price" in           shown through 12/31/04.
(Including but not limited to:           Exhibit A).                               After 12/31/04, Equipment prices will
autoclave, shredder, tipper, conveyor,                                             be adjusted (increased or decreased) at
carts, and all other equipment           Discounted Price includes shipping to     a reasonable amount, on which ARAMARK
described below in this Exhibit)         destinations within the continental       and Aduromed will agree, to reflect
                                         United States; shipping costs for         actual price increases or decreases
                                         destinations outside the continental      that Aduromed incurs from its own
                                         United States will be invoiced            suppliers and contractors for such
                                         separately.                               Equipment.
--------------------------------------------------------------------------------------------------------------------------------
CONSUMABLE SUPPLIES                      ++ off Aduromed's Retail List Price       Consumable Supplies prices will not
                                         (shown as "Discounted Price" in           increase beyond an amount on which
(Including but not limited to:           Exhibit A).                               both Parties will agree annually, not
liners, bags, deodorizer, replacement                                              to ++ over their prices during
parts, cart wheels, and all other        Discounted Price does not include         the previous Contract Year.
consumable supplies described below in   shipping, which will be invoiced
this Exhibit)                            separately.
--------------------------------------------------------------------------------------------------------------------------------
                                                      MAINTENANCE SERVICES
                             (DESCRIPTION OF THE SCOPE OF MAINTENANCE FOLLOWS BELOW IN THIS EXHIBIT)
--------------------------------------------------------------------------------------------------------------------------------
                                         Maintenance will be priced at ++ of the   Maintenance Price will not increase
MAINTENANCE                              Discounted Price paid by ARAMARK to       beyond an amount on which both Parties
                                         Aduromed for the Equipment (resulting     will agree annually, not to exceed the
(Scope described below in this Exhibit)  in the "Maintenance Price").              following maximum annual increases over
                                                                                   the Maintenance Price during the
                                                                                   previous Contract Year:

                                                                                   o    Increase for each of Years
                                                                                        2-4: Max. annual increase of ++
                                                                                        of the Discounted Price paid by
                                                                                        ARAMARK to Aduromed for the
                                                                                        Equipment.

                                                                                   o    Increase for each of Years
                                                                                        5-10: Max. annual increase of ++
                                                                                        of the Maintenance Price during
                                                                                        the previous Contract Year.
--------------------------------------------------------------------------------------------------------------------------------

FIRM PRICE FOR 120 DAYS AFTER PRESENTATION OF PROPOSAL. Notwithstanding any
other provision of this Agreement or any interim pricing adjustment otherwise allowed to any Products and Services, Aduromed agrees to hold firm all prices quoted in each Proposal for a minimum period of 120 days after Aduromed and
ARAMARK present that respective Proposal to the Potential Customer.

                                       20

*Confidential Treatment Requested

MAINTENANCE SCOPE OF WORK. The WasteStream QL Program includes certain maintenance consisting of the following scope of work ("Maintenance"), subject to the Exclusions set forth below, which Aduromed will provide for the Equipment during the Term of the corresponding WasteStream QL Schedule for that respective
Participating ARAMARK Client:

   o  PREVENTATIVE MAINTENANCE, consisting of inspection, selected parts, and labor as identified in Subsection 1 (below in this Section), on a quarterly scheduled basis and during the interim if usage amounts shown in the chart below are met;

   o  CORRECTIVE MAINTENANCE, upon request, consisting of inspection, selected parts, and labor as identified in Subsection 2 (below in this Section), as necessary to restore any malfunctioning operating component part the
      Equipment to proper working order.

   o  PRIORITY RESPONSE to requests from ARAMARK or the Participating ARAMARK
      Client for corrective maintenance and/or service work.

1.    PREVENTIVE MAINTENANCE. Maintenance includes "Preventive Maintenance,"
consisting of the following items that Aduromed will provide for the Equipment:

Aduromed will provide on-site Preventive Maintenance visits, at least once per quarter (or such other frequency on which the Parties may agree for a particular
Participating ARAMARK Location and its Equipment) and during the interim if usage amounts shown in the chart below are met, during which Aduromed will perform routine preventive maintenance tasks (including sharpening shredder blades) and replacement of any component parts necessary to keep the Equipment in proper operating condition, consistent with Routine Wear. "Routine Wear"
means wear that results from correct and proper usage of the Equipment, consistent with Aduromed's Operating Manual for the Equipment. Typical replacement schedules for common Routine Wear items are shown below in this chart. Components subject to Routine Wear will be replaced as needed at no additional charge after they reach either of the following time frames or usage amounts:

      -------------------------------------------------------------------------------------------------
      *PREVENTIVE MAINTENANCE
      -------------------------------------------------------------------------------------------------
      COMPONENT                            INCLUDED IN MAINTENANCE
      -------------------------------------------------------------------------------------------------

             ++                                ++

      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++

      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------

                                       21

*Confidential Treatment Requested

      -------------------------------------------------------------------------------------------------

             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------
             ++                                ++
      -------------------------------------------------------------------------------------------------

Aduromed will train and certify a sufficient staff of on-site personnel, provided by ARAMARK and/or the Participating ARAMARK Client, in providing certain routine maintenance functions (as described in Aduromed's Operating
Manual for the Equipment).

2.    CORRECTIVE MAINTENANCE. Maintenance includes "Corrective Maintenance,"
consisting of the following items that Aduromed will provide for the Equipment:

      A.    MAJOR MALFUNCTION. "Major Malfunction" is defined as when the
      Equipment is incapable of performing either sterilization cycles or the destruction process (if applicable), or any other Equipment failure effecting the operating functions of the Participating ARAMARK Client.
      Aduromed will respond to ARAMARK and the Participating ARAMARK Client within 24 hours after Aduromed receives a request for Corrective
      Maintenance due to a Major Malfunction, and will complete such repairs as soon as practicable thereafter.

      B.    MINOR MALFUNCTION. "Minor Malfunction" is defined as any Equipment malfunction other than a Major Malfunction. Aduromed will respond to
      ARAMARK and the Participating ARAMARK Client between the hours of 8:00am and 5:00pm Eastern Time, Mondays through Fridays, excluding holidays, within 48 hours after Aduromed receives a request for Corrective
      Maintenance due to a Minor Malfunction, and will complete such repairs as soon as practicable thereafter.

3.    EXCLUSIONS. Maintenance does not include repair service or costs arising out of any of the following items:

      A.    Processing of any items other than Waste;

      B.    Failure to comply with the Participating ARAMARK Client's
      responsibilities under Attachment WSQL-3;

      C.    Equipment operation by persons who have not been trained and certified by Aduromed;

      D.    Additions or changes to, or relocation of, the Equipment after its initial installation;

      E.    Labor and materials costs for replacement of parts that do not affect the normal operation of the Equipment and are not within Routine
      Wear parameters for Preventive Maintenance;

      F.    Negligent, willful, or intentional acts;

      G.    Accident, casualty, neglect, or misuse (in contrast to normal use, as described in Aduromed's Operating Manual for the Equipment);

      H.    Any act or event external to the Equipment that causes, directly or indirectly, a malfunction in the Equipment (including but not limited to:
      failures or malfunctions of

                                       22

      trunk or toll lines, cable, or other materials connecting the Equipment to the telecommunications system of the operations telephone utility;
      abnormal power fluctuations; or other external failures that affect the
      Equipment adversely);

      I.    Any use of the Equipment in combination with any other apparatus, device, system, or supplies that have not been approved for use with the
      Equipment by Aduromed.

*Aduromed will provide maintenance services for any items excluded above from
Maintenance, on a time-and-materials basis, for an additional cost of ++ per hour plus costs of materials.

II.   PRICES FOR CONTRACT YEAR 1

      Prices for Contract Year 1 are shown on the attached schedules.

                                       23

-------------------------------------------------------------------------------------------------------
                                        *ADUROMED CORPORATION
                                    CONFIDENTIAL PRICING WORKSHEET
                                  PRICE LIST VALID 4TH QUARTER 2004

                                           CLIENT: ARAMARK
-------------------------------------------------------------------------------------------------------
                     COMPONENTS                             *DISCOUNTED PRICE          *RETAIL PRICE
-------------------------------------------------------------------------------------------------------

Model MC4- 3 Cart Autoclave                                           ++                       ++
-------------------------------------------------------------------------------------------------------
Model MC4- 4 Cart Autoclave                                           ++                       ++
-------------------------------------------------------------------------------------------------------
Model MC4- 5 Cart Autoclave                                           ++                       ++
-------------------------------------------------------------------------------------------------------
Model AVR-60 Shredder                                                 ++                       ++
-------------------------------------------------------------------------------------------------------
Model AVR-50 Shredder                                                 ++                       ++
-------------------------------------------------------------------------------------------------------
Model AVR-50 Shredder w/o Roll-out                                    ++                       ++
-------------------------------------------------------------------------------------------------------
Model AVR-40 Shredder                                                 ++                       ++
-------------------------------------------------------------------------------------------------------
Model AVR-40 Shredder w/o Roll-out                                    ++                       ++
-------------------------------------------------------------------------------------------------------
Standard Cart Offer                                                   ++                       ++
-------------------------------------------------------------------------------------------------------
Model PC Parker Condensate Cooler                                     ++                       ++
-------------------------------------------------------------------------------------------------------
Nash Pre/Post Vacuum System                                           ++                       ++
-------------------------------------------------------------------------------------------------------
Cart Upender & Safety Cage                                            ++                       ++
-------------------------------------------------------------------------------------------------------
AutoTouch Printer                                                     ++                       ++
-------------------------------------------------------------------------------------------------------
Siemans & CTC Controls                                                ++                       ++
-------------------------------------------------------------------------------------------------------
Electrical Controls & Components                                      ++                       ++
-------------------------------------------------------------------------------------------------------
Fit-out Control Panel                                                 ++                       ++
-------------------------------------------------------------------------------------------------------
Miscellaneous Piping & Fittings                                       ++                       ++
-------------------------------------------------------------------------------------------------------
Platform Scale                                                        ++                       ++
-------------------------------------------------------------------------------------------------------
Chute for Shredder Outlet                                             ++                       ++
-------------------------------------------------------------------------------------------------------
Hopper for SWR-990 Shredder                                           ++                       ++
-------------------------------------------------------------------------------------------------------
Hopper for SWR-1260 Shredder                                          ++                       ++
-------------------------------------------------------------------------------------------------------
Software Modification & Installation                                  ++                       ++
-------------------------------------------------------------------------------------------------------
On-Site Training and Manuals                                          ++                       ++
-------------------------------------------------------------------------------------------------------
Belt Conveyor (36")                                                   ++                       ++
-------------------------------------------------------------------------------------------------------
Auger Conveyor                                                        ++                       ++
-------------------------------------------------------------------------------------------------------
Exhaust Fan and Intake louvres for Enclosure                          ++                       ++
-------------------------------------------------------------------------------------------------------
Raised Deck for Scale + guards                                        ++                       ++
-------------------------------------------------------------------------------------------------------
Operator Platform & All Supports                                      ++                       ++
-------------------------------------------------------------------------------------------------------
Rigging of Equipment into Place                                       ++                       ++
-------------------------------------------------------------------------------------------------------
Rentals                                                               ++                       ++
-------------------------------------------------------------------------------------------------------
OSHPD Compliance                                                      ++                       ++
-------------------------------------------------------------------------------------------------------
Additional Carts for Waste Collection                                 ++                       ++
-------------------------------------------------------------------------------------------------------
Quiet Cart Carriers                                                   ++                       ++
-------------------------------------------------------------------------------------------------------
Steam Generation Unit                                                 ++                       ++
-------------------------------------------------------------------------------------------------------
Portable Enclosure for Autoclave                                      ++                       ++
-------------------------------------------------------------------------------------------------------
39 Yard3 container with controls                                      ++                       ++
-------------------------------------------------------------------------------------------------------
34 Yard3 container with controls                                      ++                       ++
-------------------------------------------------------------------------------------------------------
30 Yard3 container with controls                                      ++                       ++
-------------------------------------------------------------------------------------------------------
20 Yard3 container with controls                                      ++                       ++
-------------------------------------------------------------------------------------------------------
15 Yard3 container with controls                                      ++                       ++
-------------------------------------------------------------------------------------------------------

                                       24

*Confidential Treatment Requested

-------------------------------------------------------------------------------------------------------
                                        *ADUROMED CORPORATION
                                    CONFIDENTIAL PRICING WORKSHEET
                            CONSUMABLES PRICE LIST VALID 4TH QUARTER 2004

                                           CLIENT: ARAMARK
-------------------------------------------------------------------------------------------------------
   SKU                                COMPONENTS                    *DISCOUNTED PRICE   *RETAIL PRICE
-------------------------------------------------------------------------------------------------------

FDG-78-001          Deodorizer, 5 Gallon Liquid                       ++                       ++
-------------------------------------------------------------------------------------------------------
FDG-78-200          Deodorizer, 30 Pounds Pellets                     ++                       ++
-------------------------------------------------------------------------------------------------------
FCG-64-001          Polypropelene Cart Liners, 80 Roll - Standard     ++                       ++
-------------------------------------------------------------------------------------------------------
FCG-64-002          Polypropelene Cart Liners, 80 Roll - Indicator    ++                       ++
-------------------------------------------------------------------------------------------------------
FBG-64-005          Medical Waste Red Bag, 100 Box - Standard         ++                       ++
-------------------------------------------------------------------------------------------------------
FBG-64-006          Medical Waste Red Bag, 100 Box - Large            ++                       ++
-------------------------------------------------------------------------------------------------------
FXG-00-200          HIPAA Confidential Disposal Container             ++                       ++
-------------------------------------------------------------------------------------------------------
FXG-01-1QT          Sharps Container, 1 Quart Disposable              ++                       ++
-------------------------------------------------------------------------------------------------------
FXG-00-1GAL         Sharps Container, 1 Gallon Disposable             ++                       ++
-------------------------------------------------------------------------------------------------------
FXG-00-5GAL         Sharps Container, 5 Gallon Disposable             ++                       ++
-------------------------------------------------------------------------------------------------------
FTG-00-100          Steris Efficacy Test Kit, 100 Units               ++                       ++
-------------------------------------------------------------------------------------------------------
FPG-73-001          AutoTouch Printer Ribbon                          ++                       ++
-------------------------------------------------------------------------------------------------------
FPG-72-001          AutoTouch Printer Paper, Roll                     ++                       ++
-------------------------------------------------------------------------------------------------------
CWG-67-001          Transportation Cart Wheels, Standard              ++                       ++
-------------------------------------------------------------------------------------------------------
CWG-67-002          Transportation Cart Wheels, WhisperWheel          ++                       ++
-------------------------------------------------------------------------------------------------------
PC4-108-04          MC4 Seal Gasket                                   ++                       ++
-------------------------------------------------------------------------------------------------------
PC5-108-05          MC5 Seal Gasket                                   ++                       ++
-------------------------------------------------------------------------------------------------------

                                       25

*Confidential Treatment Requested

                            ADUROMED RESPONSIBILITIES

                                    EXHIBIT B

Aduromed's Services include providing the following items (in addition to those
Services identified in Section 1.1 of this Agreement):

1.    PRELIMINARY, PRE-SALES SITE VISIT. Aduromed will conduct a preliminary, pre-sales site visit rough cut to determine potential installation configurations and potential build-out requirements. These visits will be conducted by Aduromed sales personnel and are only provided to obtain an idea of general layout possibilities and possible equipment configurations.

2.    PRE-INSTALLATION ENGINEERING INSPECTION. Aduromed will complete a pre-installation engineering inspection within a timely manner from when the commitment is received for purchase.

3.    PRODUCTS AND SERVICES. Aduromed will furnish all Products and Services
(including equipment) quoted and agreed to in the bid document based on input from ARAMARK and the ARAMARK Client, and subsequent site visits.

4.    PLANNING AND INSTALLATION OF EQUIPMENT. Aduromed will work with ARAMARK and the ARAMARK Client's own staff to ensure that required equipment specification elements are planned and implemented properly.

5.    TECHNICAL AND ENGINEERING ASSISTANCE. Aduromed will provide technical and/or engineering information pertaining to all Aduromed Equipment to ARAMARK and the ARAMARK Client's staff in building projects directly affecting the
Aduromed MedClean installation.

6.    PERMITS. Aduromed will assist ARAMARK and the ARAMARK Clients with obtaining proper permits to treat Waste on-site.

7.    FEDERAL, STATE, AND LOCAL CERTIFICATION. Aduromed will obtain proper federal, state, and local certification from governing agencies to ensure that
Aduromed's MedClean System is approved for operation on-site at the ARAMARK
Client's location.

8.    ACCEPTANCE AS MUNICIPAL SOLID WASTE. Aduromed will work with ARAMARK's or the ARAMARK Client's waste hauler to enable Waste treated by Aduromed MedClean
System will be accepted as municipal solid waste by landfill or other means of final disposal.

9.    CHANGE ORDERS. Aduromed will provide change orders where appropriate to update ARAMARK and the ARAMARK Client of changes necessary to complete functional installation of equipment for the Aduromed MedClean System.

                                       26

10.   CAD DRAWINGS AND OPERATIONS MANUAL. Aduromed will deliver to ARAMARK, for each Participating ARAMARK Client, a complete CAD drawings of final layouts of equipment in selected area(s) and an Operations Manual describing detailed specifications and proper use of each component.

11.   TIMELINES; STATUS MEETINGS. Aduromed will communicate installation timelines and expected delivery dates for equipment ordered and will conduct scheduled status meetings acceptable to ARAMARK and the ARAMARK Client.

12.   REGULATED MEDICAL WASTE OPERATIONS PLANNING GUIDE. Where appropriate,
Aduromed will provide a Regulated Medical Waste Operations Planning Guide for
compliance with state regulations and/or JCAHO Environment of Care Elements of
Performance.

13.   UTILITY CONNECTIONS. Aduromed will complete utility connections within the proposed sterilizing room/area as indicated in Equipment layout drawings, as prepared and submitted by Aduromed for [Client].

14.   OPERATOR TRAINING AND INITIAL MAINTENANCE CERTIFICATION. Aduromed will conduct all operator training and initial maintenance certification of all personnel charged with responsibility for the Aduromed MedClean System.

15.   PUBLIC RELATIONS AND MEDIA MATERIAL. Aduromed will assist ARAMARK and the
ARAMARK Client with public relations and media material to communicate solution benefits and responsible disposal practices of selecting an Aduromed solution.

*16.  CONTACT INSTRUCTIONS FOR SERVICE CALLS AND EMERGENCY REPAIRS. Aduromed
will provide key personnel (including but not limited to ARAMARK's ++ and all persons identified in Exhibit H of this Exhibit) with contact instructions for scheduling service calls and emergency repair visits.

17.   SUPPLY, INSTALLATION, AND START-UP OF EQUIPMENT. Aduromed will be responsible for the supply, installation, and start-up of all Equipment listed in the proposal for each Participating ARAMARK Client.

18.   QUALITY CONTROL. Upon request, Aduromed will provide quality control monitoring for individual loads for each Participating ARAMARK Client, and will provide remote quality control data and, where possible, remote corrective actions for same. Aduromed will notify ARAMARK and the respective Participating
ARAMARK Client immediately, if Aduromed receives any monitoring information of any Equipment malfunction or rejected load for that particular Participating
ARAMARK Client. Aduromed will also provide ARAMARK with summary quality control reports for each Participating ARAMARK Client on a monthly basis (or such other frequency on which both Parties may agree), and further follow up reports upon request by ARAMARK or the Participating ARAMARK Client.

                                       27

*Confidential Treatment Requested

                           JOINT MARKETING PROCEDURES

                                    EXHIBIT C

Joint marketing procedures, through which the Parties will evaluate and participate together in business opportunities involving the Products and
Services and the ARMARK WasteStream QL Program, are set forth below in this
Exhibit.

Aduromed will not solicit any ARAMARK Client or Participating ARAMARK Client without ARAMARK's participation, and will not provide any Products and Services for any ARAMARK Client or Participating ARAMARK Client until ARAMARK and
Aduromed have executed a WasteStream QL Schedule for that particular ARAMARK
Client or Participating ARAMARK Client.

The Parties agree to proceed as follows in marketing the Products and Services and the ARMARK WasteStream QL Program:

*1.   EXCLUSIVE DEALINGS WITH ARAMARK; RESTRICTIVE COVENANT. Aduromed covenants and agrees that as soon as the Parties reach the "Exclusive Threshold"
      (defined below in this Section), and then for the remaining Term of this
      Agreement (as amended), that Aduromed, directly or indirectly, will not solicit (by bid, proposal, offer, or otherwise) or provide Products or
      Services of the general nature described in Section 1 of this Agreement, directly or indirectly, to or on behalf of any competitors of ARAMARK in the outsourced management services industry (including but not limited to competitors such as ++), or to any general purchasing organization or its members, except those Participating ARAMARK Clients as to which ARAMARK and Aduromed enter into WasteStream QL Schedules under this Agreement.

      The "Exclusive Threshold" is defined as the aggregate of all projected revenues (calculated at ARAMARK's Discounted Price) of all Equipment purchased at all WasteStream QL Schedules entered under this Agreement of
      ++ in the aggregate beginning on the Commencement Date, or ++ of all projected revenues during any consecutive 12-month period, whichever comes first.

      Further, Aduromed agrees that during the Term of this Agreement (as amended) and a period of ++ year thereafter, Aduromed, directly or indirectly, will not solicit (by bid, proposal, offer, or otherwise) or provide Products or Services of the general nature described in Section 1 of this Agreement to any entity that was a Participating ARAMARK Client or which ARAMARK had identified as a potential or target client during the
      Term of this Agreement, regardless of whether or not the Exclusive
      Threshold has been reached.

      Aduromed acknowledges and agrees that any breach or threatened breach by
      Aduromed of this Section would cause irreparable damage and harm to
      ARAMARK, which would be difficult to ascertain. Accordingly, ARAMARK will be entitled to seek injunctive or other

                                       28

*Confidential Treatment Requested

      equitable relief, if ARAMARK so elects, in addition to any other remedies available to ARAMARK at law or in equity.

2.    EXCLUSIVE DEALINGS WITH ADUROMED; RESTRICTIVE COVENANT. Subject to
      Sections 3 and 4, below, ARAMARK covenants and agrees that as soon as the
      Parties reach the Exclusive Threshold (defined above), and then for the remaining Term of this Agreement (as amended), that ARAMARK, directly or indirectly, will not solicit (by bid, proposal, offer, or otherwise) or provide the WasteStream QL Program to any ARAMARK Clients except those
      Participating ARAMARK Clients as to which ARAMARK and Aduromed enter into
      WasteStream QL Schedules under this Agreement (subject to Section 1.15 of this Agreement).

      ARAMARK acknowledges and agrees that any breach or threatened breach by
      ARAMARK of this Section would cause irreparable damage and harm to
      Aduromed, which would be difficult to ascertain. Accordingly, Aduromed will be entitled to seek injunctive or other equitable relief, if Aduromed so elects, in addition to any other remedies available to Aduromed at law or in equity.

3.    POTENTIAL CUSTOMER: NOTICE AND ACCEPTANCE PROCEDURE; WAIVER AND
      EXCEPTIONS.

3.1   RIGHT OF FIRST REFUSAL. Aduromed hereby grants to ARAMARK a right of first refusal to engage with Aduromed to provide the Products and Services described in Exhibit A before Aduromed, on and after the Commencement
      Date, solicits or engages directly any new potential Aduromed clients whose Housekeeping/EVS and Plant Operations and Maintenance Departments
      are not managed by an outsourced management services provider (each, an
      "Aduromed Independent Potential Client"), and ARAMARK and Aduromed agree that Aduromed will be free to solicit and/or engage directly a particular
      Aduromed Independent Potential Client if ARAMARK has confirmed by notice to Aduromed within the Acceptance Period (as set forth below in Section
      3.2) that ARAMARK has decided not to participate in soliciting or engaging that respective Aduromed Potential Client.

3.2   POTENTIAL CUSTOMER; NOTICE TO ADUROMED; ACCEPTANCE PERIOD. At least thirty
      (30) days before entering into a potential contract or amendment to provide WasteStream QL Program to an existing or potential ARAMARK Client or an Aduromed Potential Client (defined above in Section 1.3 of this
      Agreement) (each, a "Potential Customer") or such shorter time as ARAMARK or Aduromed may have to respond to the Potential Customer (the "Acceptance
      Period"), ARAMARK (in the case of an existing or potential ARAMARK Client)
      or Aduromed (in the case of an Aduromed Potential Client) will give the other Party notice of the Potential Customer's interest in the WasteStream
      QL Program (a "Potential Customer Notice"), with sufficient specificity for the receiving Party to develop a written description of the scope of work and corresponding financial detail (a "Proposal"). The Proposal will confirm the receiving Party's acceptance of the potential project within the scope of work described in the Potential Customer Notice and the terms of this Agreement. Afterwards, ARAMARK and Aduromed will complete and execute a WasteStream QL Schedule, and then will proceed to negotiate jointly with that Potential Customer to complete any other supporting documents, subject to Sections 3 and 4, below.

                                       29

      Aduromed will not approach or solicit any ARAMARK Client or potential
      ARAMARK Client during the Term of this Agreement, without prior approval of ARAMARK's President.

3.3   FIRM PRICE FOR 120 DAYS AFTER PRESENTATION OF PROPOSAL. Notwithstanding
      any other provision of this Agreement or any interim pricing adjustment otherwise allowed to any Products and Services, Aduromed agrees to hold firm all prices quoted in each Proposal for a minimum period of 120 days after Aduromed and ARAMARK present that respective Proposal to the
      Potential Customer.

3.4   WAIVER. ARAMARK will be entitled to provide a Potential Customer with
      WasteStream QL Program either directly (without using Aduromed) or indirectly (by referring that Potential Customer to any provider of
      WasteStream QL Program other than Aduromed) if any of the following events occur:

      (a)   At any time before the Exclusive Threshold is reached, subject to the right of first refusal described above in Section 3.1;

      (b)   If Aduromed notifies ARAMARK that Aduromed does not desire to participate, after having received a Potential Customer Notice;

      (c)   If Aduromed fails to respond to ARAMARK by providing a complete
            Proposal within the Acceptance Period;

      (d)   If ARAMARK is advised by the Potential Customer that the Potential
            Customer is subject to a preferred provider, system, GPO, or other obligations to give preference to providers other than Aduromed;

      (e)   If ARAMARK is advised by the Potential Customer that the Potential
            Customer does not want to participate with Aduromed;

      (f)   If Aduromed's services are terminated as to that Potential Customer or as to this Agreement (as set forth above in Section 9 of this
            Agreement); or

      (g)   If that WasteStream QL offering does not involve the use of Aduromed
            Equipment (as set forth in Section 1.15 of this Agreement).

4.    PARTICIPATING ARAMARK CLIENT CONSENT. ARAMARK and Aduromed acknowledge and agree that even if either Party completes a Proposal and a WasteStream QL
      Schedule under Section 1 and Aduromed's preferred provider status is not waived under Section 3.4, that no contract or other obligation will result between ARAMARK and Aduromed unless and until the Potential Customer actually enters into a signed contract or amendment with ARAMARK for the
      WasteStream QL Program during the Term of this Agreement.

5.    MARKETING COSTS. Each Party will bear its own respective marketing costs associated with this Agreement and any joint marketing activities thereunder; except to the extent to which both Parties may agree to share certain particular marketing costs on a specific project as will be set forth in a separate writing and authorized by the Parties' respective
      Presidents.

                                       30

6.    WEBSITE AND OTHER MARKETING MATERIALS. The Parties anticipate that they may develop a website and/or other marketing materials as joint marketing tools in the future (collectively, "Joint Marketing Tools"); and, if so, the Parties agree in advance:

      (a)   that ARAMARK will be the exclusive owner of all property rights to any such website (including but not limited to its URL address) and other Joint Marketing Tools, subject to Section 6(c) below;

      (b)   that ARAMARK will remain the exclusive owner of all trademarks, servicemarks, and logos of ARAMARK and the WasteSteam QL brand names that may be used on and in any such website and other Joint
            Marketing Tools;

      (c)   that Aduromed will remain the exclusive owner of all trademarks, servicemarks, and logos of Aduromed that may be used on and in any such website and other Joint Marketing Tools;

      (d)   that any such website and other Joint Marketing Tools will feature a uniform "look" and substantive information on which both Parties will agree in advance before their publication or distribution to third parties; and

      (e)   that all costs associated with any such website and other Joint
            Marketing Tools are subject to the general provisions set forth above in Section 5 of this Exhibit.

                                       31

                                    *FORM FOR
                            WASTESTREAM QL SCHEDULES
                                    EXHIBIT D

                                                  SCHEDULE #_____ (REV.__/__/__)

ARAMARK and Aduromed agree to provide the WasteStream QL Program to the following Facilities, based upon the terms shown below and those set forth in the Master Agreement between ARAMARK and Aduromed:

------------------------------------------------------------------------------------------------------------------------

                                                            Name:
                                                            ------------------------------------------------------------
                                                            Address:
Participating ARAMARK Client:
                                                            ------------------------------------------------------------
                                                            Key Contact:
------------------------------------------------------------------------------------------------------------------------
Effective Date of WasteStream QL Program (Equipment
Installation Completion Date):
------------------------------------------------------------------------------------------------------------------------
WasteStream QL Products and Services:                       Description                   Price to Client
------------------------------------------------------------------------------------------------------------------------
      o    Equipment
      o    Capital Investment by ARAMARK?  YES
                   NO
------------------------------------------------------------------------------------------------------------------------
      o    Consumable Supplies
------------------------------------------------------------------------------------------------------------------------
      o    Maintenance
------------------------------------------------------------------------------------------------------------------------
                                                            Name:
                                                            ------------------------------------------------------------
                                                            Address:

                                                            ------------------------------------------------------------
                                                            Name:
                                                            ------------------------------------------------------------
                                                            Address:
Location(s) of Facilities Included
                                                            ------------------------------------------------------------
                                                            Name:
                                                            ------------------------------------------------------------
                                                            Address:

                                                            ------------------------------------------------------------
                                                            Name:
                                                            ------------------------------------------------------------
                                                            Address:

------------------------------------------------------------------------------------------------------------------------
Baseline Waste Volume                                       ___________ unprocessed pounds per year
------------------------------------------------------------------------------------------------------------------------
Engineering, Construction, and other Installation Costs:
------------------------------------------------------------------------------------------------------------------------
Other (specify):

------------------------------------------------------------------------------------------------------------------------

Agreed:
ARAMARK MANAGEMENT SERVICES LIMITED    ADUROMED CORPORATION
PARTNERSHIP
HEALTHCARE DIVISION
By its General Partner,
ARAMARK SMMS LLC

* ++                   Date:                                       Date:
  -----------------         ------     --------------------------       --------
  ++                                   Vice President, Business
  ++                                   Development

                                       32

* Confidential Treatment Requested

                                 FULLY EXECUTED
                            WASTESTREAM QL SCHEDULES

                                 GROUP EXHIBIT E

Each WasteStream QL Schedule, upon execution by ARAMARK, Aduromed, and the
Participating ARAMARK Client, will be incorporated as part of this Agreement and attached as Group Exhibit "E" (with WasteStream QL Schedules for each successive
Participating ARAMARK Client being identified therein as "Schedule #1,"
"Schedule #2," "Schedule #3," and so on).

                                       33

                            CUSTOMER RESPONSIBILITIES

                                    EXHIBIT F

Aduromed's "Customer Responsibilities," modified with the Parties' consent for purposes of this Agreement and offerings to ARAMARK Potential Locations hereunder, is attached.

                                       34

                           [CLIENT]'S RESPONSIBILITIES
                                ATTACHMENT WSQL-3

[Client] agrees to provide the following building systems, utilities, and other items identified below in connection with the WasteStream QL Program, throughout the WSQL Term, consistent with specifications and requirements outlined below and in ARAMARK's proposal for the WasteStream QL Program, at no cost to ARAMARK:

1.    Provide a clear and clean, well-lit area with a reasonable level concrete or other type of flooring or yard for the installation of the system, consistent with specifications that ARAMARK has outlined in its proposal
      (including but not limited to any operator platforms required for mono-level operation from the hospital corridor level into the medical waste processing room per layout requirement, unless otherwise provided for specifically in this Exhibit).

2.    Provide electrical power at the required voltage and in the required capacity with feed and fused disconnect within the room/area and complete the final hook up to various equipment control panels.

3.    Provide 1 1/2 inch steam line from facility at between 75 to 85 PSI for the supply line and complete the final hook up to the steam inlet valve of the autoclave vessel.

4.    Provide city water source complete with an anti-siphon device as required within the sterilizing room and complete the hook-up to process machinery complete with a valve for isolation of the water supply during maintenance of equipment.

5.    Provide a sanitary sewer line located within the proposed sterilizing room/area as indicated in equipment layout drawings, as prepared and submitted by ARAMARK to [Client].

6.    Provide vent lines from the sterilizing room/area with the end of the vent pipe outlet located so that exterior venting of the autoclave during depressurization can occur safely, as indicated in drawings of a suggested vent pipe arrangement and other related drawings prepared and submitted by
      ARAMARK to [Client].

7.    Provide clear access for delivery and placement of the equipment components, as well as, an access door/area large enough to accommodate the largest equipment component for the installation, including free movement of material handling equipment such as cranes and fork lift operation as required.

8.    Receive, off-load and provide for safe storage, various component pieces that may arrive at the installation site prior to the commencement of installation.

9.    Provide personnel for operational and maintenance training during and immediately following installation and start-up of the system.

                                       35

10.   Provide any building alterations if and as required (including weather covering over the cart upender, and shredder/sizer unit and the charging chute area of the compacting container, as will be illustrated in the proposed system layout when the area of installation is identified). The covering should extend over the open charging chute of the compacting container to keep residue from inclement weather from entering into the compacting container that will impact the disposal cost of the processed
      Waste.

11.   Provide an exhaust outlet from the exhaust hood located just above the door opening of the autoclave vessel to atmosphere.

12.   Provide a self-contained compacting container to receive sterilized and shredded Waste (unless otherwise provided for in this Exhibit).

13.   Provide a concrete pad and install the proper guides and bullards for the safe and repeatable placement of the compacting container in its proper position for safe and clean operation of the system (unless otherwise provided for in this Exhibit).

14.   Provide staff for operating the Equipment who have been trained and certified by Aduromed, and not allow anyone to operate the Equipment if they have not been trained and certified by Aduromed.

15.   Provide Aduromed with on-site access to the Equipment, as necessary for its installation, training sessions, Maintenance, and otherwise as reasonably requested by Aduromed.

16.   Provide Aduromed with electronic and telephonic communication from the
      Equipment to Aduromed's off-site monitoring system.

                                       36

                           STANDARD CONDITIONS OF SALE

                                    EXHIBIT G

Aduromed's "Standard Conditions of Sale," modified with the Parties' consent for purposes of this Agreement and offerings to ARAMARK Potential Locations hereunder, is attached.

                                       37

                           STANDARD CONDITIONS OF SALE
                               ATTACHMENT WSQL-1A

[Client]'s purchase of the Equipment is subject to certain "Standard Conditions of Sale" by its distributor, Aduromed Corporation ("Aduromed), as set forth in set forth below. The Standard Conditions of Sale include Aduromed's agreement to extend directly to [Client] certain limited warranties for the Equipment, to the extent set forth below.

1.    PURCHASE AND SALE. On or before the Effective Date of the WasteStream QL
Program, of which these Standard Conditions of Sale are made a part by [Client],
Aduromed Corporation ("Aduromed"), through ARAMARK, shall sell and [Client]
shall purchase the equipment described in Attachment WSQL-1 (the "Equipment"), in accordance with all the terms and conditions hereinafter set forth as well as with all if the other provisions of Exhibit WSQL and the underlying agreement between [Client] and ARAMARK (the "Agreement"). Except where the context requires otherwise, the terms "herein," "hereof," "hereunder," and other words of similar import refer to Exhibit WSQL and its Attachments as a whole, and not to any particular article, section, paragraph, clause, attachment or other subdivision thereof.

2.    SALE PRICE AND PAYMENT TERMS. The sale price of the Equipment does not include any applicable sales, use, excise or other similar taxes imposed by any federal, state, local or other taxing jurisdiction. If any such taxes are imposed with respect to the sale of the Equipment, [Client] shall pay the same.
ARAMARK or Aduromed may require that [Client] pay such taxes directly, or in the alternative ARAMARK or Aduromed may pay the taxes due on behalf of [Client] and obtain reimbursement from [Client] immediately upon demand. The terms of payment of the sale price of the Equipment are as set forth in Exhibit WSQL. All payments must be made promptly when due.

3.    DELIVERY AND RISK OF LOSS. Any delivery made within 30 days after the
Effective Date of the WasteStream QL Program is to be deemed to be timely.
Subject to the Force Majeure provisions of Paragraph 7 below, if Aduromed fails timely to deliver any of the Equipment, [Client] may cancel that portion of the
Equipment which has been delayed, such right of cancellation being [Client]'s sole remedy for Aduromed's failure or delay in making delivery. Risk of loss and damage to the Equipment will automatically be transferred and will pass from
Aduromed to [Client] upon delivery or tender of the Equipment at the F.O.B.
place of delivery specified in Attachment WSQL-1. Except to the extent provided to the contrary in Paragraph 7 below, no loss, destruction or other material damage to the Equipment will relieve the party bearing the risk of loss and damage from fully performing its obligations hereunder.

4.    INVOICES. The Equipment may be delivered, at the discretion of Aduromed, in several lots under separate invoices.

                                       38

5.    WARRANTIES.

(A)   LIMITED WARRANTY OF EQUIPMENT MANUFACTURED BY ADUROMED. Subject to the
limitations hereinafter set forth, Aduromed warrants to [Client] that all items of the Equipment manufactured by Aduromed will be free from defects in material and workmanship under normal use and service for a period of 1 1/2 years (i.e.,
18 months) after the Effective Date of the WasteStream QL Program (for all
Equipment other than the Vessel), and for a period of 5 1/2 years (i.e., 66 months) after the Effective Date of the WasteStream QL Program (for the Vessel,
only); provided, however, that: (i) the Equipment must at all times have been operated in accordance with Aduromed's operating instructions and in accordance with the conditions for which the same are designed and (ii) no operations or substitutions have been made in the Equipment. [Client] shall make all claims of any nature whatsoever for breach of the foregoing limited warranty, regardless of whether a defect is patent, or latent, by written notice to Aduromed within
10 days after buyer discovers such defect, setting forth in detail the nature of defect. [Client]'s right to make claims for breach of said limited warranty will terminate upon the expiration of such notice period, and all claims for defects will thereafter be barred. Upon [Client]'s making a satisfactory written proof of claim with Aduromed, Aduromed may fully discharge its obligations under this limited warranty by making any necessary repairs or, at Aduromed's option, supplying replacement parts within a reasonable period of time thereafter, all at Aduromed's expense. No payment or allowance will be made for labor costs, parts, or other charges of [Client]'s or of third parties for making repairs or replacements nor will Aduromed accept Equipment returned for credit, unless written authorization is obtained in advance from Aduromed.

(B)   LIMITED PATENT WARRANTY RESPECTING EQUIPMENT MANUFACTURED BY ADUROMED.
Aduromed shall defend at its expense, any suit or proceeding brought against
[Client] which asserts any claim that any Equipment manufactured by Aduromed infringes any United States Patent which was issued as of the Effective Date of the WasteStream QL Program, and Aduromed shall pay any damages and costs awarded therein against [Client] up to but not to exceed the aggregate amount of the sale price of the infringing Equipment theretofore paid by [Client] to Aduromed;
provided, however [Client] must give Aduromed written notice of any such claim within 10 days after [Client] is notified thereof; and provided further that
[Client] must thereafter fully cooperate with Aduromed and give Aduromed all authority, information and assistance as [Client] is able to give in order to allow Aduromed to conduct such defense effectively and efficiently. If the use of any of the Equipment is enjoined as a result of any such suit, Aduromed shall, at its option and at its expense, produce for [Client] the right to use such Equipment, or modify the infringing Equipment so that it no longer infringes any United States Patent, or replace the infringing Equipment with non- infringing Equipment or refund the portion of the sale price attributable to the infringing Equipment.

6.    LIMITATIONS OF WARRANTIES, REMEDIES AND OBLIGATIONS. EXCEPT AS OTHERWISE
EXPRESSLY PROVIDED HEREIN, THE EQUIPMENT IS BEING SOLD AS-IS AND SELLER MAKES NO
WARRANTIES OF ANY NATURE WHATSOEVER WITH RESPECT TO THE EQUIPMENT, ORAL OR
WRITTEN, EXPRESSED OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, THOSE OF
MERCHANTABILITY AND FITNESS OF USE FOR A PARTICULAR PURPOSE); AND SELLER HEREBY
DISCLAIMS ANY WARRANTY NOT EXPRESSLY SET FORTH HEREIN. SELLER'S ONLY OBLIGATIONS

                                       39

FOR BREACH OF WARRANTY ARE AS SET FORTH HEREIN. SELLER WILL NOT BE LIABLE FOR
ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE ARISING
IN CONNECTION WITH THE EQUIPMENT, OR IN CONNECTION WITH SELLER'S PERFORMANCE OR
BREACH OF ITS OBLIGATIONS HEREUNDER, REGARDLESS OF WHETHER BASED IN CONTRACT, IN
TORT (INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, PLANT DOWN TIME, LOSS OF
OTHER EQUIPMENT AND CLAIMS, SUITS AND DAMAGES OF THIRD PERSONS, EXCEPT FOR U.S.
PATENT INFRINGEMENT CLAIMS AS SET FORTH IN CLAUSE (B) OF PARAGRAPH 5 ABOVE). IN
NO EVENT WILL SELLER'S LIABILITY FOR PERFORMANCE OR BREACH OF ANY ITS
OBLIGATIONS HEREUNDER EXCEED THE AMOUNT OF THE SALE PRICE THERETOFORE PAID BY
BUYER TO SELLER. SELLER NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT
ANY OTHER OBLIGATION OR LIABILITY OF ANY NATURE WHATSOEVER OR TO MAKE ANY
ADDITIONAL REPRESENTATION OR WARRANTY NOT HEREIN CONTAINED RESPECTING THE
EQUIPMENT OR SELLER'S OBLIGATIONS.

By way of illustration, and not in limitation of the foregoing, no communication, representation, or statement made by any sales agent or representative of Aduromed respecting the performance or operation of the
Equipment, or otherwise, is binding upon Aduromed (the sole and exclusive warranties, representations and obligations of Aduromed being set forth herein).
Aduromed neither undertakes nor has any obligation to obtain permits, licenses or approvals from any governmental authorities or agencies concerning the
Equipment of concerning the installation, operation or use thereof. Only such safety devices as are specified in Attachment WSQL-1 will be furnished by
Aduromed to [Client]. [Client], at its expense, shall obtain and install all other safety devices required or desirable due to the nature of the Equipment or due to [Client]'s operation of the Equipment. Aduromed hereby disclaims, and
[Client] hereby releases Aduromed from, all liability arising out of the improper use of the Equipment or from the absence of proper safety devices respecting the Equipment. In no event will Aduromed be liable for any claim, loss, damage or expense arising out of the sale or contributory or comparative negligence of [Client], its employees, agents, engineers, architects, or other contractors, and [Client] shall indemnify, defend and save Aduromed harmless therefrom (including, but not limited to, payment of Aduromed's court costs and reasonable attorneys' fees).

7.    FORCE MAJEURE RESPECTING DELIVERIES BY SELLER. All deliveries by Aduromed are contingent upon Aduromed's receiving necessary materials, parts, and components for its manufacture, assembly or supply of the Equipment to [Client];
and Aduromed's deliveries to [Client] may be delayed, reduced or canceled to the extent affected by delay, reduction or cancellation of shipments thereof from
Aduromed's suppliers. Aduromed will not be liable for any default, delay, reduction of failure in delivery attributable thereto or attributable to strikes, lock-outs, disputes or disagreements resulting in labor stoppages, plant shutdowns or slowdowns at the facilities of Aduromed or elsewhere, government regulations, embargo, lack or failure of shipping facilities, military service, war, delays by carriers, casualties, fires, earthquakes, floods, storms, explosions, epidemics, civil commotion or disturbances, acts of
God or any other causes or conditions, whether similar or dissimilar to those enumerated, beyond the reasonable control and without the negligence of
Aduromed. In such circumstances the time for delivery by

                                       40

Aduromed will be extended automatically for the period of time Aduromed is delayed as a result thereof.

8.    MISCELLANEOUS. All rights and remedies of Aduromed, whether provided for herein, or conferred by law or in equity, by statute, or otherwise, are cumulative and not alternative, and can be enforced successively or concurrently. This Attachment WSQL-1A cannot be amended except by a subsequent writing signed by Aduromed. Aduromed will not be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by
Aduromed. No delay or omission by Aduromed in exercising any of its rights or remedies is to be deemed to be a waiver thereof, and a waiver in writing on one occasion will effective only in that specific instance and only for the precise purpose for which given. All communications pertaining to this Attachment
WSQL-1A must be in writing, with delivery by U.S. Mail, first class, certified, return receipt requested, postage prepaid, to the parties at the addresses shown below, and will be deemed to have been delivered three days after being so posted:

      If to [Client]:
              [CLIENT-FULL LEGAL NAME]
              _________________________________
              _________________________________
              Attn:    ________________________[IDENTIFY BY TITLE]

      If to Aduromed:
              ADUROMED CORPORATION
              153 Greenwood Avenue, Suite 11-13
              Bethel, Connecticut
                      06801
              Attn:   President

      With copies to:
              ADUROMED CORPORATION
              153 Greenwood Avenue, Suite 11-13
              Bethel, Connecticut
                      06801
              Attn:   Vice President, Business Development

      And to:
              ARAMARK MANAGEMENT SERVICES LIMITED PARTNERSHIP
              Attn:    President, Healthcare Division
              2300 Warrenville Road
              Downers Grove, Illinois   60515-1700

                                       41

      And to:
              ARAMARK MANAGEMENT SERVICES LIMITED PARTNERSHIP

--------------------------------------------------------------------------------
              Attn:   Regional Vice President
              Midwest Region
              2300 Warrenville Road
              Downers Grove, Illinois   60515-1700

              Northeast Region
              135 New Road
              Madison, Connecticut      06443

              South Region
              5775 Peachtree Dunwoody Road NE
              C-500
              Atlanta, Georgia   30342

              Mid-South Region
              10510 Twin Lakes Parkway
              Charlotte, North Carolina    28269

              Southwest Region
              1199 South Beltline, Suite 160
              Coppell, Texas        75019

              Mid-Atlantic Region
              1101 Market Street
              Philadelphia, Pennsylvania    19107

              West Region
              2010 Main Street, Suite 1200
              Irvine, California    92614
--------------------------------------------------------------------------------

None of [Client]'s obligations hereunder may be assigned or delegated without the prior written consent of Aduromed and ARAMARK. All of the provisions hereof will be binding upon and will inure to the benefit of [Client], Aduromed, and
ARAMARK, and their respective successors and permitted assigns. The terms of this Attachment are subject to all "Miscellaneous" or "General Provisions" set forth in the underlying Agreement between [Client] and ARAMARK.

                                       42

                    *SAFETY STANDARDS FOR SUPPIERS TO ARAMARK
                   (CURRENT AS OF 9/1/04, SUBJECT TO REVISION)

                                    EXHIBIT H

      A.    All Suppliers must establish and administer a documented Product
Safety and Recall Program that can track specific production lots of products and destinations, and incoming raw materials and finished products, ensuring appropriate "track-ability." Mock recalls should be conducted every six months to assess the effectiveness of such program. For manufacturers, the program will include both incoming raw materials and finished products.

      B.    The following ARAMARK personnel must be notified when a recall occurs:

                     ++
                                                 ++

                     ++
                                                 ++

                     ++
                                                 ++

                     ++
                                                 ++

Notice will be given by fax at ++ and email as above, within 24 hours. Notice by fax and email will be effective only upon confirmation of receipt from ARAMARK.

      C.    All ARAMARK components that have received recalled product must be notified within 24 hours, by fax or telephone. The recall notice must identify the product, and will include all lot or code numbers, product disposition information, and such other information as may be required by law or regulation or which is customarily included in recall notices. All recall information must be to the attention of the component manager.

                                       43

*Confidential Treatment Requested

                            CONFIDENTIALITY AGREEMENT

                                    EXHIBIT I

A copy of the Confidentiality Agreement executed by the Parties before the
Commencement Date of this Agreement is attached.

                                       44

                                    Exhibit I

                                                 September 15, 2003

Aduromed
153 Greenwood Avenue
Suite 11-13
Bethel, CT  06801
Attention:  Stephen Birch
            Senior Vice President, Business Development

Dear Mr. Birch:

         ARAMARK Management Services Limited Partnership, and/or its affiliates and subsidiaries (collectively, "ARAMARK"), and Aduromed each will be providing the other party certain information regarding the disclosing party's business
(the "Business") in connection with our mutual consideration of a possible business transaction. Prior to furnishing such information, each party agrees to treat confidentially such information furnished to the other party (the
"Evaluation Material").

         Each party hereby agrees that the Evaluation Material furnished to it
(including any analyses or other documents incorporating any of the Evaluation
Material) will not be used by it or its agents (including its counsel, accountants, appraisers and investment bankers) in any way commercially detrimental to the other party and that such information will be kept confidential by it and its agents; provided, however, that such information may be disclosed to its directors, officers, employees, advisors and agents who need to know such information for the purpose of evaluating the possible transaction.
If negotiations relating to the possible transaction referred to above are discontinued, each party will return the original of the Evaluation Material to the other party and will destroy or cause to be destroyed all copies and all analyses and other documents incorporating any of the Evaluation Material furnished to it.

         The term "Evaluation Material" does not include information which (i)
is or becomes generally available to the public (other than through any action by the party being furnished such material or its agents in violation of this agreement); (ii) was available to such party on a non-confidential basis prior to its disclosure to such party by the other party; or (iii) becomes available to such party on a non-confidential basis from a source other than the other party.

Aduromed

September 15, 2003

         In addition, except as may be required by law or by the rules of any securities exchange, or as may be authorized with the prior written consent of the other party, neither party nor any of its directors, officers, employees, advisors or agents will disclose to any person either the fact that discussions or negotiations are taking or have taken place concerning possible transactions between the parties or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

         Each party agrees that neither party nor any of its employees or agents have any liability to the other party or any of its agents or employees resulting from their use of the Evaluation Material. Each party understands that no representation or warranty as to the accuracy or completeness of the
Evaluation Material is being made. Only those representations or warranties that are made to a party in a definitive agreement, when, as, and if it is executed, and subject to such limitations and restrictions as may be specified in such agreement, will have any legal effect.

         Each party agrees to be responsible for enforcing the confidentiality of the Evaluation Material and agrees to take such action, legal or otherwise, to the extent necessary to prevent any disclosures by any of its representatives of the Evaluation Material. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this agreement and that the enforcing party shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this agreement, but shall be in addition to all other remedies available at law or in equity to the enforcing party. In the event a party is required to initiate any action to enforce the obligation of the other party hereunder, the breaching party agrees to reimburse the enforcing party for all costs and expenses, including reasonable attorney's fees, incurred by it in this regard.

         The foregoing agreement shall expire on the closing of the transactions referred to above or two (2) years from the date hereof, whichever first occurs.

         It is hereby further acknowledged and agreed that any negotiations relating to the possible transactions shall not constitute a contract, and that the parties shall not be legally bound with respect to any possible transaction until they execute a formal and definitive agreement, and then, only in accordance with the terms of that agreement.

Aduromed

September 15, 2003

         Please sign and return the enclosed copy of this letter which will constitute our agreement with respect to the subject matter of this letter.

                           Very truly yours,

                           ARAMARK MANAGEMENT SERVICES
                           LIMITED PARTNERSHIP
                           By its general partner:
                           ARAMARK SMMS LLC

                           By:
                              ------------------------
                                    Andrew Kerin
                                    President

Agreed and Accepted as of the date first set forth above.

ADUROMED CORPORATION

By:
    ---------------------------
         Stephen Birch
         Senior Vice President, Business Development

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